Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS RESULTS OF OPERATIONS FOR THE SECOND QUARTER 2019

Midlothian, Virginia, July 24, 2019. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the second quarter of 2019. Net income for the second quarter of 2019 was $637,000, or $0.44 per fully diluted share, compared to net income for the second quarter of 2018 of $641,000, or $0.45 per fully diluted share. For the six month period ended June 30, 2019, net income was $1,446,000 or $1.01 per fully diluted share, compared to net income for the six month period ended June 30, 2018 of $1,053,000, or $0.66 per fully diluted share. Net income available to common shareholders, which deducts from net income the dividends on preferred stock, was $940,000, or $0.66 per fully diluted share, for the six month period ended June 30, 2018.

The results of the second quarter of 2019 were negatively impacted by the recognition of $814,000 of additional compensation expense as a result of the triggering of change in control provisions included in the Company’s supplemental executive retirement plan and stock incentive plans, as disclosed in the Company’s Form 8-K filing dated June 25, 2019. The Company expects to recognize savings of approximately $25,000 per month for the remainder 2019 and approximately $20,000 to $23,000 per month for 2020 as a result of those events.

Comments from Bill Foster, President and CEO:

“We had an excellent quarter. We produced a core return on average equity of 13.19%(1) and exceptional core earnings growth over last year’s second quarter, as reflected in the statistics below:

•	7.66% growth in net interest income
•	35.37% growth in commercial banking noninterest income
•	4.87% reduction in core commercial banking noninterest expenses(1)
•	93.54% increase in our commercial banking core earnings(1)
•	144.59% increase in our mortgage core earnings(1)
•	Stellar asset quality leaving us in a net recovery position for the quarter”

(1)Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this release

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“Please take a moment to study and understand our results. We incurred a one-time charge during the quarter for the accelerated vesting of certain long-term compensation and benefits when our largest shareholder purchased additional shares on the open market and crossed the 50% ownership threshold. It distorts the second quarter results, but it will produce savings in future quarters when those expenses would otherwise have been recognized.”

“We are well positioned for another good quarter with solid loan, deposit and mortgage pipelines. Our primary area of concern would be around how market pricing on loans and deposits behaves in this uncertain rate environment. Several competitors are still fighting high loan to deposit ratios and elevated wholesale funding reliance, and they are keeping the pressure on deposit pricing for interest bearing deposits. At the same time, every bank is competing aggressively for loans to drive revenue growth. Our strategy continues to be to offer a very differentiated experience that allows us to grow high quality, fairly priced loans, low cost core deposits and fee income by building relationships and winning mortgage loans one at a time. It seems to be working well, and I am proud of our team for their success and greatly respect them for the skill and discipline they must display to execute our strategy. We have a special group of people here at Village.”

Financial Highlights

Highlights for the second quarter of 2019 are as follows:

	Q2 2019		Q2 2018
Metric	GAAP	Core(1)	GAAP	Core(1)
Consolidated
Return on average equity	6.52%	13.19%	7.44%	7.51%
Return on average assets	0.49%	0.99%	0.52%	0.53%
Commercial Banking Segment
Return on average equity	5.10%	11.34%	6.58%	6.65%
Return on average assets	0.38%	0.85%	0.46%	0.47%
Net interest income to average assets	3.42%	3.43%	3.39%	3.40%
Provision to average assets	0.00%	0.00%	0.00%	0.00%
Noninterest income to average assets	0.61%	0.61%	0.48%	0.48%
Noninterest expense to average assets	3.54%	2.95%	3.30%	3.30%
Mortgage Banking Segment
Return on average equity	1.41%	1.85%	0.86%	0.86%
Return on average assets	0.11%	0.14%	0.06%	0.06%
Net income before tax to average assets	0.13%	0.18%	0.08%	0.08%

(1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this release.

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment
	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Pre-tax earnings (loss) by segment
Commercial banking	$642	$1,095	$1,050	$1,195	$700
Mortgage banking	175	(110)	(6)	213	94
Income before income tax expense (benefit)	817	985	1,044	1,408	794
Commercial banking income tax expense	143	198	189	233	133
Mortgage banking income tax expense (benefit)	37	(22)	(1)	47	20
Net income	$637	$809	$856	$1,128	$641

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GAAP pre-tax income was adjusted for items that are considered non-core and unrelated to the Company’s normal operations. Items described in the section below impacted earnings for the Company, the Commercial Banking Segment and Mortgage Banking Segment during the periods presented. The Company believes the exclusion of these items provides a clearer view of the economic results of the segment’s operations. Other real estate owned expenses were removed from the table because the gain on sale recognized during Q1 2018 was no longer included in the comparison periods. The table below includes the impact of non-core items for the periods presented (in thousands):

Core Operating Results by Segment(1)
	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Commercial banking GAAP pre-tax earnings	$642	$1,095	$1,050	$1,195	$700
Non-core (income) expense items
Salaries and benefits(2)	760	-	-	-	-
Branch write-down	-	-	56	-	-
(Gain)/loss on sale of securities	-	(101)	89	-	-
Other non-core expense(3)	12	43	119	35	8
Commercial banking operating income	1,414	1,037	1,314	1,230	708
Mortgage banking GAAP pre-tax earnings	175	(110)	(6)	213	94
Non-core (income) expense items
Salaries and benefits(2)	54	-	-	-	-
Mortgage banking operating income	229	(110)	(6)	213	94
Core operating income before income tax expense	1,643	927	1,308	1,443	802
Commercial banking income tax expense(4)	305	186	244	240	135
Mortgage banking income tax expense(4)	48	(22)	(1)	47	20
Core operating net income	$1,290	$763	$1,065	$1,156	$647

(1) Non-GAAP financial measure.

(2) The Company recognized $814,000 in additional compensation expense during Q2 2019, as a result of the accelerated vesting of restricted stock awards and retirement benefits as disclosed in the Company's Form 8-K filed on June 25, 2019.

(3) Other non-core expense is composed of the write-off of premiums associated with United State Department of Agriculture Loans, $12,000 during Q2 2019, $8,000 during Q2 2018, $35,000 during Q3 2018, and $96,000 during Q4 2018, and additional audit and tax fees of $23,000 during Q4 2018 and $43,000 during Q1 2019 associated with the transition of our external auditors during 2018.

(4) Income tax expense was adjusted for the non-core items at the corporate tax rate of 21%.

The Commercial Banking Segment posted core pre-tax earnings of $1,414,000 for Q2 2019 compared to $708,000 for Q2 2018.

The following are variances of note:

•	The Company has been able to protect and grow net interest margin by being disciplined in our approach to loan and deposit pricing and continuing to build low cost relationship deposits. Average interest earning assets grew $32,106,000 from Q2 2018 to Q2 2019 while average interest bearing liabilities grew $15,374,000 from Q2 2018 to Q2 2019 and noninterest bearing deposits grew $8,561,000 from Q2 2018 to Q2 2019.
•	The Commercial Banking Segment recognized noninterest income of $796,000 for Q2 2019, compared to $588,000 for Q2 2018. The increase in noninterest income was a result of increased fee income from commercial banking depository services, interchange fee income, and the recognition of a gain on the sale of a Small Business Administration (“SBA”) loan guaranteed strip.
•	The Commercial Banking Segment incurred noninterest expenses, excluding the impact of the change in control, of $3.8 million for Q2 2019, compared to $4.0 million for Q2 2018.

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Loan Portfolio Mix and Asset Quality

The following table provides the composition of our loan portfolio at the dates indicated (in thousands):

Loans Outstanding
Loan Type	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
C&I + Owner occupied commercial real estate	$139,677	$142,167	$134,792	$137,774	$139,633
Nonowner occupied commercial real estate	118,562	111,578	108,816	102,649	92,132
Acquisition, development and construction	33,129	36,383	41,608	41,081	36,654
Total commercial loans	291,368	290,128	285,216	281,504	268,419
Consumer/Residential	90,121	88,300	87,641	91,714	90,643
Student	36,126	37,396	39,315	40,502	42,133
Other	2,221	1,986	2,258	1,835	2,155
Total loans	$419,836	$417,810	$414,430	$415,555	$403,350

Commercial loans continued to grow during the second quarter of 2019, and the growth was achieved net of a $3.3 million reduction in the acquisition, development and construction portfolio and the sale of $1.8 million in SBA guaranteed loan balances. Student loans continued to amortize as expected.

Asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
Metric	Village					Peer Group
	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2019(1)
Allowance for Loan and Lease Losses/Nonperforming Loans	174.50%	143.25%	135.03%	150.59%	166.47%	141.79%
Net Charge-offs to Average Loans(2)	(0.02%)	0.02%	0.08%	0.07%	0.14%	0.17%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.48%	0.58%	0.63%	0.59%	0.56%	0.80%
Nonperforming Assets/Total Assets (3)	0.42%	0.51%	0.54%	0.51%	0.53%	0.83%

(1) Source - SNL data for VA Banks <$1 Billion in assets as of March 31, 2019.

(2) Annualized.

(3) Nonperforming assets excluding performing troubled debt restructurings.

Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding
Deposit Type	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Noninterest-bearing demand	$132,965	$122,923	$119,317	$120,374	$120,718
Interest checking	49,019	48,223	49,188	48,489	48,742
Money market	90,278	91,585	86,295	88,833	83,016
Savings	26,379	27,727	28,694	28,683	29,042
Time deposits	147,585	152,942	155,553	150,487	151,465
Total deposits	$446,226	$443,400	$439,047	$436,866	$432,983

Total deposits increased by $2.8 million from Q1 2019, and by $13.2 million from Q2 2018. Noninterest bearing demand account balances grew $10.0 million from Q1 2019 and $12.2 million from Q2 2018, and represented 29.80% of total deposits compared to 27.72 % as of Q1 2019 and 27.88% as of Q2 2018. The continued focus on building low cost relationship deposits allowed the Bank to reduce time deposits by $5.4 million from Q1 2019 and $3.9 million from Q2 2018. This shift in deposit mix helped to mitigate the impact of rising interest bearing liability cost during Q2 2019.

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About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has ten branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Non-GAAP Financial Measures

The accounting and reporting polices of the Company conform to generally accepted accounting principles in the United States (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. These measures include core operating income for the consolidated entity, the commercial banking segment, and the mortgage banking segment. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

•	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
•	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
•	the effects of future economic, business and market conditions;
•	our inability to maintain our regulatory capital position;
•	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
•	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
•	risks inherent in making loans such as repayment risks and fluctuating collateral values;

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•	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
•	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
•	governmental monetary and fiscal policies;
•	changes in accounting policies, rules and practices;
•	reliance on our management team, including our ability to attract and retain key personnel;
•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
•	demand, development and acceptance of new products and services;
•	problems with technology utilized by us;
•	changing trends in customer profiles and behavior; and
•	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

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Financial Highlights

(Dollars in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(Unaudited)	(Unaudited)	*	(Unaudited)	(Unaudited)
Balance Sheet Data
Total assets	$536,534	$522,274	$514,866	$512,319	$506,352
Investment securities	43,415	41,835	44,253	45,985	47,137
Loans held for sale	13,060	5,218	6,128	4,496	9,106
Loans, net	417,539	415,520	412,092	413,188	400,928
Deposits	446,226	443,400	439,047	436,866	432,983
Borrowings	45,343	35,335	35,327	36,819	35,479
Shareholders' equity	39,679	38,313	37,133	35,819	34,794
Book value per share	$27.46	$26.64	$25.87	$24.98	$24.26
Total shares outstanding	1,444,854	1,438,430	1,435,283	1,434,123	1,433,947

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.72%	0.72%	0.73%	0.75%	0.79%
Nonperforming loans	174.50%	143.25%	135.03%	150.59%	166.47%
Net charge-offs to average loans	(0.02%)	0.02%	0.08%	0.07%	0.14%
Nonperforming assets to total assets	0.42%	0.51%	0.54%	0.51%	0.53%

Bank Capital Ratios
Common equity tier 1	11.70%	11.88%	11.70%	11.43%	11.28%
Tier 1	11.70%	11.88%	11.70%	11.43%	11.28%
Total capital	12.44%	12.63%	12.46%	12.22%	12.11%
Tier 1 leverage	9.36%	9.46%	9.15%	8.96%	9.00%

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$5,871	$5,709	$5,659	$5,480	$5,152
Interest expense	1,319	1,243	1,171	1,047	924
Net interest income before provision for loan losses	4,552	4,466	4,488	4,433	4,228
Provision for loan losses	-	-	-	-	-
Noninterest income	1,948	1,518	1,396	1,795	1,667
Noninterest expense	5,683	4,999	4,840	4,820	5,101
Income before income tax expense	817	985	1,044	1,408	794
Income tax expense	180	176	188	280	153
Net income	$637	$809	$856	$1,128	$641
Earnings per share
Basic	$0.44	$0.56	$0.60	$0.79	$0.45
Diluted	$0.44	$0.56	$0.60	$0.79	$0.45

Performance Ratios
Return on average assets	0.49%	0.64%	0.66%	0.87%	0.52%
Return on average equity	6.52%	8.69%	9.29%	12.56%	7.44%
Net interest margin	3.78%	3.83%	3.73%	3.72%	3.76%

* Derived from audited consolidated financial statements.

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Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
Core ROE and ROAA	2019	2019	2018	2018	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Average shareholder's equity	$39,211	$37,749	$36,545	$35,642	$34,578
Average assets	$522,092	$512,313	$515,637	$511,793	$491,788
Core operating net income (loss)(1)
Consolidated	$1,290	$763	$1,065	$1,156	$647
Commercial Banking Segment	$1,109	$851	$1,070	$990	$573
Mortgage Banking Segment	$181	$(88)	$(5)	$166	$74
Return on Average Equity(2)
Consolidated	13.19%	8.20%	11.56%	12.86%	7.51%
Commercial Banking Segment	11.34%	9.14%	11.61%	11.02%	6.65%
Mortgage Banking Segment	1.85%	(0.95%)	(0.05%)	1.85%	0.86%
Return on Average Assets(2)
Consolidated	0.99%	0.60%	0.82%	0.90%	0.53%
Commercial Banking Segment	0.85%	0.67%	0.82%	0.77%	0.47%
Mortgage Banking Segment	0.14%	(0.07%)	(0.00%)	0.13%	0.06%

	Q2 2019			Q2 2018
Financial Highlights	GAAP	Non-Core(1)	Core(1)	GAAP	Non-Core(1)	Core(1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Metrics
Commercial Banking Segment
Net Interest Income	$4,452	$12	$4,464	$4,155	$8	$4,163
Provision	-	-	-	-	-	-
Noninterest income	796	-	796	588	-	588
Noninterest expense	4,606	760	3,846	4,043	-	4,043
Mortgage Banking Segment
Net income before tax	$175	$54	$229	$94	$-	$94

Operating Ratios(2)
Commercial Banking Segment
Net Interest Income to average assets	3.42%	0.01%	3.43%	3.39%	0.01%	3.40%
Provision to average assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Noninterest income to average assets	0.61%	0.00%	0.61%	0.48%	0.00%	0.48%
Noninterest expense to average assets	3.54%	0.58%	2.95%	3.30%	0.00%	3.30%
Mortgage Banking Segment
Net income before tax to average assets	0.13%	0.04%	0.18%	0.08%	0.00%	0.08%

(1) Derived from the Core Operating Results by Segment table.

(2) Annualized

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